Exhibit 99.1

NEIMAN MARCUS GROUP ANNOUNCES EXPIRATION AND FINAL RESULTS

OF EXCHANGE OFFERS AND CONSENT SOLICITATIONS RELATING TO ITS

EXISTING UNSECURED 8.000% SENIOR CASH PAY NOTES DUE 2021

AND 8.750%/9.500% SENIOR PIK TOGGLE NOTES DUE 2021

DALLAS — May 31, 2019 — Neiman Marcus Group LTD LLC, a Delaware limited liability company (the “Company”), today announced the expiration and final results of its previously announced offers to exchange (the “Exchange Offers”) any and all of its existing unsecured 8.000% Senior Cash Pay Notes due 2021 (the “Existing Cash Pay Notes”) and existing unsecured 8.750%/9.500% Senior PIK Toggle Notes due 2021 (the “Existing PIK Toggle Notes” and, together with the Existing Cash Pay Notes, the “Existing Notes”) commenced by the Company on April 29, 2019.

The Exchange Offers expired at 5:00 p.m., New York City time, on May 31, 2019 (such time and date, the “Expiration Date”). As of the Expiration Date, according to information provided to the Company by D.F. King & Co., Inc., the information and exchange agent for the Exchange Offers, approximately $1,477.0 million in aggregate principal amount of the Existing Notes, representing approximately 91.6% of the total outstanding principal amount of the Existing Cash Pay Notes and 91.3% of the outstanding principal amount of Existing PIK Toggle Notes, had been validly tendered and accepted for exchange by the Company in conjunction with the Exchange Offers.

The Company expects the settlement of the Exchange Offers to occur on or about June 7, 2019 (the “Settlement Date”). In connection with the settlement of the Exchange Offers, the Company expects to issue approximately (i) $728.0 million aggregate principal amount of new third lien notes due 2024, bearing interest payable in cash at a rate of 8.000% per annum in respect of exchanged Existing Cash Pay Notes (the “New 8.000% Third Lien Notes”), (ii) $492.0 million aggregate principal amount of new third lien notes due 2024, bearing interest at 8.750% per annum in respect of exchanged Existing PIK Toggle Notes (the “New 8.750% Third Lien Notes” and, together with the New 8.000% Third Lien Notes, the “New Third Lien Notes”) and (iii) 250,000,000 shares of non-voting cumulative preferred shares of Series A Preferred Stock of  MYT Holding Co., a U.S. holding company (“MYT Holding Co.”) that will indirectly hold, prior to the settlement date of the Exchange Offers, NMG Germany GmbH, which holds and conducts the operations of MyTheresa, accruing dividends at a rate of 10.000% per annum (the “MYT Series A Preferred Stock”).

Concurrently with the Exchange Offers, upon the terms and subject to the conditions set forth in the Confidential Offering Memorandum and Consent Solicitation Statement, dated April 29, 2019 (as supplemented from time to time, the “Offering Memorandum”), and related Letter of Transmittal, the Company has been soliciting consents from holders of the Existing Notes to certain proposed amendments to the indentures governing the Existing Notes (the “Existing Indentures”) to remove substantially all of the restrictive covenants contained therein and effect certain other changes. The Company has received consents sufficient to approve the proposed amendments to the Existing Indentures and will, together with the parties thereto, enter into supplemental indentures containing such proposed amendments, which amendments will not become operative until settlement of the Exchange Offers.

The New Third Lien Notes and MYT Series A Preferred Stock have not been and will not be registered under the Securities Act or the securities laws of any state and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall there be any sale of the Company’s securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

The Company can provide no assurance that the settlement of the Exchange Offers will occur on the terms described in this press release, or at all.

About Neiman Marcus Group

Neiman Marcus Group is a luxury, multi-branded, omni-channel fashion retailer conducting integrated store and online operations under the Neiman Marcus, Bergdorf Goodman, Neiman Marcus Last Call, Horchow, and mytheresa brand names.  For more information, visit http://www.neimanmarcusgroup.com.

Contact:

John Walls

Director, Brand Public Relations

Neiman Marcus Group

john_walls@neimanmarcusgroup.com

O: (214) 573-6642

* * *

Forward Looking Statements

The Company has included statements in this press release that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act. As a general matter, forward-looking statements are those focused on future or anticipated events or trends, expectations and beliefs. Such statements are intended to be identified by using words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “project,” “plan” and similar expressions in connection with any discussion of future operating or financial performance. Any forward-looking statements are and will be based upon the Company’s then-current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. Readers are cautioned not to put undue reliance on such forward-looking statements. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those projected in this press release for reasons, among others, including those factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in the Company’s Annual Report on Form 10-K and those factors described in the “Risk Factors” section and elsewhere in the Company’s Quarterly Report on Form 10-Q, both filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.